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Exhibit 10.2

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

        This INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT (as amended, amended and restated or otherwise modified from time to time in accordance with the terms hereof, herein called this "Agreement") is dated as of June 30, 2003 among (i) DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent (in such capacity, together with its successors and assigns, the "Bank Agent") for the lenders ("Lenders") from time to time party to the Credit Agreement (as defined below), (ii) WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee (in such capacity, together with its successors and assigns, the "Second Priority Notes Trustee") for the holders of Second Priority Notes (as defined below) issued under the Second Priority Notes Indenture (as defined below), (iii) HUNTSMAN ADVANCED MATERIALS LLC ("HAM"), (iv) each of the subsidiaries of HAM listed on Schedule 1 hereto, and (v) the other persons who may become parties to this Agreement from time to time pursuant to and in accordance with Section 7 of this Agreement.

R E C I T A L S

        1.     On the date hereof, HAM is issuing $350 million in aggregate principal amount of Second Priority Notes (of which $250 million aggregate principal amount are Fixed Rate Notes and $100 million aggregate principal amount are Floating Rate Notes) under an Indenture dated as of the date hereof among HAM, the guarantors named therein and the Second Priority Notes Trustee (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, the "Second Priority Notes Indenture").

        2.     On the date hereof, HAM and certain subsidiary borrowers have entered into a senior secured revolving credit agreement dated as of the date hereof (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, the "Credit Agreement", which term shall also include and refer to any increase in the amount of indebtedness under the Credit Agreement to the extent permitted by the Second Priority Notes Indenture and any refinancing or replacement of the Credit Agreement or one or more successor or replacement facilities whether or not with a different group of agents or lenders and whether or not with different obligors upon the Bank Agent's acknowledgment of the termination of the predecessor Credit Agreement).

        3.     On the date hereof, HAM and certain subsidiaries of HAM set forth on Schedule 1 hereto (collectively, and together with any other subsidiaries which are required by one or more Financing Documents (as defined below) to become "Pledgors," the "Pledgors") will execute and deliver to the Collateral Agent (as defined below), the collateral and guarantee documents identified on Schedule 2 hereto (as amended, amended and restated, supplemented or otherwise modified from time to time, and each other collateral document executed and delivered pursuant to the Credit Agreement or the Second Priority Notes Indenture securing assets of HAM or any subsidiary of HAM or adding additional indebtedness as secured obligations thereunder as required herein, the "Security Documents"). All collateral from time to time pledged or subject to or purported to be pledged or subject to the Lien of the Security Documents (whether or not such Lien is determined to be unperfected or subject to avoidance) is collectively referred to herein as the "Collateral".

        4.     It is contemplated that, from time to time, to the extent permitted by the Credit Agreement and the Second Priority Notes Indenture, HAM and its subsidiaries may incur or issue certain Additional First Priority Indebtedness (as defined below) (any indenture, debenture, note, guaranty, loan agreement, credit agreement, purchase agreement or other document executed by HAM or any subsidiary in connection with the incurrence or issuance of any such Additional First Priority Indebtedness is referred to herein as an "Additional First Priority Indebtedness Document" individually and the "Additional First Priority Indebtedness Documents" collectively and any agent, trustee or like representative of the holders of any Additional First Priority Indebtedness is referred to herein as an "Additional First Priority Indebtedness Representative"); which Additional First Priority Indebtedness Documents will be secured by the Collateral pursuant to the Security Documents and have the priority set forth herein; provided that for any holder of any Additional First Priority Indebtedness to receive the benefit of such security it shall cause its Additional First Priority Indebtedness Representative to execute and deliver to the Collateral Agent an acknowledgment to this Agreement (in the form attached hereto) agreeing to be bound by the terms hereof.

        5.     It is contemplated that, from time to time, to the extent permitted by the Credit Agreement and the Second Priority Notes Indenture, HAM and its subsidiaries may incur or issue certain Additional Second Priority Indebtedness (as defined below) (any indenture, debenture, note, guaranty, loan agreement, credit agreement, purchase agreement or other document executed by HAM or any subsidiary in connection with the incurrence or issuance of any such Additional Second Priority Indebtedness is referred to herein as an "Additional Second Priority Indebtedness Document" individually and the "Additional Second Priority Indebtedness Documents" collectively and any trustee or like representative of the holders of any Additional Second Priority Indebtedness is referred to herein as an "Additional Second Priority Indebtedness Representative"); which Additional Second Priority Indebtedness Documents will be secured by the Collateral pursuant to the Security Documents and have the priority set forth herein; provided that for any holder of any Additional Second Priority Indebtedness to receive the benefit of such security it shall cause its Additional Second Priority Indebtedness Representative to execute and deliver to the Collateral Agent an acknowledgment to this Agreement (in the form attached hereto) agreeing to be bound by the terms hereof.

        6.     It is contemplated that, to the extent permitted by the Credit Agreement, HAM or any of its subsidiaries may from time to time enter into one or more Bank Related Hedging Agreements (as defined below) with any counterparty that was the Bank Agent or a Lender or Affiliate thereof or any other Person permitted under the Credit Agreement at the time such Bank Related Hedging Agreement was entered into (individually, a "Bank Related Hedging Exchanger" and, collectively, the "Bank Related Hedging Exchangers") and it is desired that the obligations of HAM or any of its subsidiaries under such Bank Related Hedging Agreements, including the obligation to make payments in the event of early termination thereunder (all such obligations being the "Bank Related Hedging Obligations"), be secured by the Collateral pursuant to the Security Documents; provided that for any Bank Related Hedging Exchanger to receive the benefit of such security, it shall execute and deliver to the Collateral Agent an acknowledgment to this Agreement (in the form attached hereto) agreeing to be bound by the terms hereof.

        7.     It is contemplated that, to the extent permitted by the Credit Agreement, HAM or any of its subsidiaries may from time to time enter into one or more Bank Related Overdraft Agreements (as defined below) with any counterparty that was the Bank Agent or a Lender or Affiliate thereof or any other person permitted under the Credit Agreement at the time such Bank Related Overdraft Agreement was entered into (individually, a "Bank Related Overdraft Exchanger" and, collectively, the "Bank Related Overdraft Exchangers") and it is desired that the obligations of HAM or any of its subsidiaries under such Bank Related Overdraft Agreements, including the obligation to make payments in the event of early termination thereunder (all such obligations being the "Bank Related Overdraft Obligations"), be secured by the Collateral pursuant to the Security Documents; provided that for any Bank Related Overdraft Exchanger to receive the benefit of such security, it shall execute and deliver to the Collateral Agent an acknowledgment to this Agreement (in the form attached hereto) agreeing to be bound by the terms hereof.

        8.     (a) The Second Priority Notes Trustee (for its benefit and for the benefit of the respective holders of the Second Priority Notes) and the Bank Agent (for its benefit and for the benefit of the Lenders and other agents under the Credit Agreement), (b) in the event any Bank Related Hedging Obligations are to be secured by the Security Documents, each Bank Related Hedging Exchanger party to any Bank Related Hedging Agreement, (c) in the event any Bank Related Overdraft Obligations are to be secured by the Security Documents, each Bank Related Overdraft Exchanger party to any Bank Related Overdraft Agreement, (d) in the event any obligations in respect of any Additional First

Priority Indebtedness are to be secured by the Security Documents, the Additional First Priority Indebtedness Representative in respect of such Additional First Priority Indebtedness (for its benefit and for the benefit of the holders of such Additional First Priority Indebtedness) and (e) in the event any obligations in respect of any Additional Second Priority Indebtedness are to be secured by the Security Documents, the Additional Second Priority Indebtedness Representative in respect of such Additional Second Priority Indebtedness (for its benefit and for the benefit of the holders of such Additional Second Priority Indebtedness) (the parties described in clauses (a) through (e) of this Recital, collectively, the "Secured Creditors") desire to set forth (i) certain additional provisions regarding the appointment, duties and responsibilities of the Collateral Agent (as defined below) and to set forth certain other provisions concerning the obligations of the Pledgors to the Secured Creditors under the agreements referred to in the foregoing recitals and (ii) their agreement as to decisions relating to the exercise of remedies under the Security Documents and certain limitations on the exercise of such remedies.

A G R E E M E N T

        NOW, THEREFORE, the parties hereto agree as follows:

Section 1.    Definitions.

        The following capitalized terms used herein and not otherwise defined herein shall have the definitions set forth below. Terms not defined herein shall have the meanings ascribed to them in the Credit Agreement.

        "Additional First Priority Indebtedness" means unsubordinated indebtedness issued or incurred on or after the date hereof and not owed to HAM or any of its subsidiaries, to the extent permitted to be incurred by the Credit Agreement and the Second Priority Notes Indenture, which indebtedness is secured by a first priority Lien in the manner described herein on the Collateral as contemplated by the Security Documents.

        "Additional First Priority Indebtedness Documents" has the meaning given to such term in the Recitals.

        "Additional First Priority Indebtedness Representative" has the meaning given to such term in the Recitals.

        "Additional Second Priority Indebtedness" means unsubordinated indebtedness issued or incurred on or after the date hereof and not owed to HAM or any of its subsidiaries, to the extent permitted to be incurred by the Credit Agreement and the Second Priority Notes Indenture, which indebtedness is secured by a second priority Lien that is subject and subordinated to the Liens securing the First Priority Indebtedness in the manner described herein on the Collateral as contemplated by the Security Documents.

        "Additional Second Priority Indebtedness Documents" has the meaning given to such term in the Recitals.

        "Additional Second Priority Indebtedness Representative" has the meaning given to such term in the Recitals.

        "Additional Second Priority Notes" means any and all additional Fixed Rate Notes and Floating Rate Notes issued under the Second Priority Notes Indenture after the date hereof, to the extent permitted to be incurred by the Credit Agreement and the Second Priority Notes Indenture.

        "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person.

        "Bank Related Debt" means, collectively, the Bank Related Overdraft Obligations and the Bank Related Hedging Obligations.

        "Bank Related Debt Agreements" means, collectively, the Bank Related Overdraft Agreements and the Bank Related Hedging Agreements.

        "Bank Related Hedging Agreements" means, collectively, each Hedging Agreement of HAM or any of its subsidiaries entered into with any counterparty that was the Bank Agent or a Lender or an Affiliate thereof or any other Person permitted under the Credit Agreement at the time such Hedging Agreement was entered into.

        "Bank Related Overdraft Agreements" means agreements of HAM or any of its subsidiaries arising from treasury, depository and overdraft services provided by one or more Persons that was the Bank Agent or a Lender or an Affiliate thereof or any other Person permitted under the Credit Agreement at the time that such Bank Related Overdraft Agreement was entered into.

        "Bankruptcy Code" means Title 11, United States Code, or any similar Federal or state or non-U.S. law or statute for the supervision, administration or relief of debtors, including, without limitation, bankruptcy or insolvency laws.

        "Credit Documents" means the Credit Agreement, each guaranty of the Obligations thereunder by a Pledgor and any other document executed by HAM or any of its subsidiaries in connection with the Credit Agreement, in each case, as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time.

        "Financing Documents" means, collectively, the Credit Documents, the Second Priority Notes Documents, the Bank Related Hedging Agreements, the Bank Related Overdraft Agreements, the Additional First Priority Indebtedness Documents and the Additional Second Priority Indebtedness Documents.

        "First Priority Agents" means, collectively the Bank Agent and any Additional First Priority Indebtedness Representatives.

        "First Priority Indebtedness" means (i) the Obligations of the Obligors under the Credit Documents, (ii) the Obligations of the Obligors under the Bank Related Debt Agreements and (iii) the Obligations of the Obligors under the Additional First Priority Indebtedness Documents.

        "First Priority Indebtedness Documents" means, collectively, the Credit Documents, the Bank Related Debt Agreements and the Additional First Priority Indebtedness Documents.

        "Fixed Rate Notes" means 11% Senior Secured Notes due 2010 of HAM issued under the Second Priority Notes Indenture.

        "Floating Rate Notes" means Senior Secured Floating Rate Notes due 2008 of HAM issued under the Second Priority Notes Indenture.

        "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement or similar agreement.

        "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, assignment, hypothecation or security interest in or on such asset or any filing of any financing statement under the UCC as in effect in the applicable state or jurisdiction or any similar notice or lien under any similar notice or recording statute of any governmental authority, in each of the foregoing cases whether voluntary or imposed by law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities and (d) any other agreement intended to create any of the foregoing.

        "Obligations" shall mean, with respect to any of the Financing Documents, any and all obligations, liabilities and indebtedness of every kind, nature and description (whether or not constituting future advances or otherwise) from time to time owing by, or on behalf of, any Obligor or any of its subsidiaries under, or in connection with, such Financing Documents, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, evidenced by or arising under any of such Financing Documents whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of such Financing Documents, or after the commencement of any case with respect to any Obligor or any of its subsidiaries under the Bankruptcy Code (at the rate provided for in the relevant Financing Documents) (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in any such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or howsoever acquired.

        "Obligors" means each of HAM, each subsidiary borrower and guarantor, each of the Pledgors and any other obligors under any Financing Documents.

        "Requisite Obligees" has the meaning set forth in Section 3(a) hereof.

        "Second Priority Agents" means, collectively, the Second Priority Notes Trustee and any Additional Second Priority Indebtedness Representative.

        "Second Priority Indebtedness" means (i) the Obligations of the Obligors under the Second Priority Notes Documents and (ii) the Obligations of the Obligors under any Additional Second Priority Indebtedness Documents.

        "Second Priority Indebtedness Documents" means, collectively, the Second Priority Notes Documents and the Additional Second Priority Indebtedness Documents.

        "Second Priority Notes" means the $250 million in aggregate principal amount of Fixed Rate Notes and $100 million in aggregate principal amount of Floating Rate Notes issued under the Second Priority Notes Indenture on the date hereof and any exchange notes which are issued in a registered or private exchange offer for such notes.

        "Second Priority Notes Documents" means the Second Priority Notes Indenture, the Second Priority Notes, each guaranty of the Obligations thereunder and any other document executed by HAM or any of its subsidiaries in connection with the issuance of the Second Priority Notes, in each case, as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time.

        "Secured Creditor" has the meaning given to such term in the Recitals.

Section 2.    Appointment as Collateral Agent.

        The Bank Agent and the Second Priority Notes Trustee each hereby irrevocably and unconditionally appoints, and each Bank Related Hedging Exchanger, Bank Related Overdraft Exchanger, Additional First Priority Indebtedness Representative and Additional Second Priority Indebtedness Representative signing an acknowledgment hereto, by such signing, irrevocably and unconditionally appoints, Deutsche Bank AG, New York Branch to serve as collateral agent and representative of each such Secured Creditor under each of the Security Documents (in such capacity, together with its successors in such capacity, the "Collateral Agent") and irrevocably and unconditionally authorizes the Collateral Agent to act as agent for the Secured Creditors for the purpose of executing and delivering, on behalf of all such Secured Creditors, the Security Documents and any other documents or instruments related thereto or necessary or, as determined by the Collateral Agent (acting on the instructions of the Requisite Obligees (as defined below)), desirable to perfect the Liens granted to the Collateral Agent thereunder and, subject to the provisions of this Agreement, for the purpose of enforcing the Secured Creditors' rights in respect of the Collateral and the obligations of the Pledgors under the Security Documents, and for the purpose of, or in connection with, releasing the obligations of the Pledgors under the Security Documents.

        Without limiting the generality of the foregoing, the Collateral Agent is further hereby appointed as agent for each of the Secured Creditors to hold the Liens on the Collateral granted pursuant to the Security Documents with, subject to Section 3, sole authority to exercise remedies under the Security Documents. The Collateral Agent is hereby authorized to act as mortgagee under all mortgages, beneficiary under all deeds of trust and as Secured Creditor under all security agreements and pledge agreements and each other Security Document and to follow the instructions provided to it under this Agreement.

Section 3.    Decisions Relating to Exercise of Remedies Vested in Requisite Obligees.

        (a)   The Collateral Agent may take such actions under the Security Documents as it may, in its sole discretion, deem necessary or appropriate under the circumstances. Subject to Section 3(f), the Collateral Agent agrees to make such demands and give such notices under the Security Documents as the Requisite Obligees may request, and to take such action to amend or modify or enforce the Security Documents and to foreclose upon, collect and dispose of the Collateral or any portion thereof as may be directed by Requisite Obligees. For the avoidance of doubt, the Collateral Agent, for French law purposes only, is deemed to act as "mandataire" of each of the Secured Creditors acting as the "mandants" of the Collateral Agent, as such terms are defined under French law.

        For purposes of this Agreement, "Requisite Obligees" means, for purposes of directing the Collateral Agent with respect to any of the foregoing actions to be taken pursuant to any of the Security Documents, the Bank Agent; provided that if the Obligations under the Credit Documents and Bank Related Debt have been indefeasibly paid in full in cash without any refinancing thereof through the incurrence of indebtedness having a Lien on any Collateral and the Credit Agreement and all letters of credit thereunder and the Bank Related Debt Agreements have terminated, "Requisite Obligees" shall mean (1) the Additional First Priority Indebtedness Representative, if any, until all Additional First Priority Indebtedness shall have been indefeasibly paid in full in cash without any refinancing thereof through the incurrence of indebtedness having a Lien on any Collateral and the Additional First Priority Indebtedness Documents shall have terminated, then (2) the Second Priority Notes Trustee until all Second Priority Notes and any Additional Second Priority Notes shall have been indefeasibly paid in full without any refinancing thereof through the incurrence of indebtedness having a Lien on any Collateral and the Second Priority Notes Documents shall have terminated and then (3) the Additional Second Priority Indebtedness Representative, if any.

        The Collateral Agent shall not be required to take any action that it believes is contrary to law or to the terms of this Agreement or any of the Security Documents or which it believes would subject it or any of its officers, employees or directors to liability, and the Collateral Agent shall not be required to take any action under this Agreement or any of the Security Documents, unless and until the Collateral Agent shall receive additional indemnities to its satisfaction from the Secured Creditors (or the holders represented thereby) against any and all losses, costs, expenses or liabilities in connection therewith.

        (b)   Each Secured Creditor executing this Agreement or an acknowledgment hereto agrees that (i) the Collateral Agent may act as the Requisite Obligees may request (regardless of whether any Secured Creditor or any holder represented thereby agrees, disagrees or abstains with respect to such request), (ii) the Collateral Agent shall have no liability for acting in accordance with such request (provided such action does not, on its face, conflict with the express terms of this Agreement) and (iii) no Secured Creditor or any holder represented thereby shall have any liability to any other Secured Creditor or any holder represented thereby for any such request. The Collateral Agent shall give prompt notice to all Secured Creditors of actions taken pursuant to the instructions of Requisite Obligees; provided, however, that the failure to give any such notice shall not impair the right of the Collateral Agent to take any such action or the validity or enforceability under this Agreement or the applicable Security Document of the action so taken or create a cause of action against the Collateral Agent.

        (c)   Each Secured Creditor agrees that unless and until such Secured Creditor is entitled to give direction to the Collateral Agent pursuant to Section 3(a) with respect to a Security Document, the only right of such Secured Creditor under the Security Documents is for the Obligations owing to such Secured Creditor to be secured by the Collateral, and to receive a share of the Proceeds (as defined below) of such Collateral, if any, as and when provided in the Security Documents and Section 4 and Section 5 hereof.

        (d)   Notwithstanding anything to the contrary set forth in any of the Financing Documents or contained herein and irrespective of:

          (i)    the time, order or method of creation, attachment or perfection of the respective security interests and/or Liens granted to the Collateral Agent for the benefit of the Secured Creditors in any Collateral,

          (ii)   the time or order of filing or recording of financing statements or other documents filed or recorded to perfect security interests in any Collateral,

          (iii)  whether any Secured Creditor or any bailee or agent thereof holds possession of any or all of the property or assets of any Pledgor,

          (iv)  the dating, execution or delivery of any agreement, document or instrument granting any Secured Creditor security interests and/or Liens in or on any or all of the property or assets of any Pledgor,

          (v)   the date on which any Indebtedness is extended,

          (vi)  the giving or failure to give notice of the acquisition or expected acquisition of any purchase money or other security interest, and

          (vii) the rules for determining priority under the UCC or any other law or rule governing the relative priorities of secured creditors,

any security interest in any Collateral heretofore or hereafter granted or purported to be granted to secure any Obligations in respect of First Priority Indebtedness pursuant to any Security Document or otherwise has and shall have priority, to the extent of any such unpaid Obligations under First Priority Indebtedness, over any security interest in such Collateral granted to secure any Obligations in respect of Second Priority Indebtedness, and any Lien or security interest in the Collateral held by or for the benefit of the holders of Second Priority Indebtedness shall be in all respects and for all purposes junior to and subordinated to all Liens and security interests in the Collateral held by or for the benefit of holders of First Priority Indebtedness.

        (e)   The Collateral Agent may at any time request directions from the Requisite Obligees with respect to the Security Documents as to any course of action or other matter relating hereto or to any Security Document. Except as set forth in Section 3(f) below, directions given by Requisite Obligees to the Collateral Agent hereunder shall be binding on all Secured Creditors for all purposes.

        (f)    (i) Subject to the application of Proceeds pursuant to Section 4, (A) the Collateral Agent may release the Lien of the Security Documents against any portion or all of the Collateral, to the extent approved by the Requisite Obligees and (B) the Collateral Agent shall release the Lien of the Security Documents against all of the Collateral and terminate the Security Documents after all First Priority Indebtedness, Additional First Priority Indebtedness, Second Priority Indebtedness and Additional Second Priority Indebtedness has been repaid in full and the First Priority Indebtedness Documents, Additional First Priority Indebtedness Documents, Second Priority Indebtedness Documents and Additional Second Priority Indebtedness Documents have been terminated; provided, however, that no release pursuant to clause (A) above (other than (x) a release permitted by Section 3(f)(ii) and (y) a release in connection with the foreclosure, sale or disposition of Collateral or enforcement against Collateral by the Collateral Agent hereunder in connection with the enforcement of rights and exercise of remedies in respect of such Collateral) of Collateral shall be effective against any Second Priority Agent or any holder of Second Priority Indebtedness (I) if such release is being made in connection with the repayment in full of all Obligations under the Credit Documents and Bank Related Debt and the termination of the Credit Agreement and all letters of credit thereunder and the Bank Related Debt Agreements (or, at any time thereafter, the repayment in full of all Additional First Priority Indebtedness and the termination of the Additional First Priority Debt Documents) or (II) until, in the event any Second Priority Agent or any holder of Second Priority Indebtedness shall have delivered a notice to the Collateral Agent not later than one Business Day prior to the date of release that a default or event of default shall have occurred and be continuing under any Second Priority Indebtedness Document as of the time of such proposed release, such time as the default or event of default shall have been cured or waived, unless, in each case, such Second Priority Agent consents to such release.

        (ii)   Subject to the application of Proceeds pursuant to Section 4, upon any sale or other transfer of any Collateral, or the sale or transfer of Capital Stock of any Pledgor resulting in such Pledgor ceasing to be a subsidiary of HAM, in each case to any Person that is not a Pledgor or Affiliate and such sale or transfer is not prohibited by the Financing Documents, the Lien of the Security Documents on such Collateral (including, in the case of the sale or transfer of Capital Stock of a Pledgor resulting in such Pledgor ceasing to be a subsidiary of HAM, the assets of such Pledgor) shall be released without recourse or warranty; provided that the Collateral Agent may request, and shall be entitled to rely upon, an officer's certificate of HAM stating that such sale or transfer is not prohibited by the Financing Documents. In connection with such release, the Collateral Agent shall execute and deliver to HAM, at HAM's expense, all documents that HAM shall reasonably request to evidence such termination or release.

        (iii)  Except as otherwise provided in this Section 3(f), any release of Collateral under the Security Documents shall be a release of such Collateral with respect to each Secured Creditor. Notwithstanding anything to the contrary in this Section 3(f), if any Lien in any Collateral previously released pursuant to Section 3(f)(i) is subsequently granted to any Secured Creditor, and such Lien does not otherwise comply with the Second Priority Notes Indenture, such Lien must be granted to all Secured Creditors, subject to the relative priorities set forth in this Agreement.

        (g)   Each Secured Creditor agrees that no Secured Creditor shall have any right to, and agrees that it shall not, take any action whatsoever to enforce any term or provision of any Security Document or to enforce any of its rights in respect of the Collateral (whether arising under any Financing Document, operation of law, statute or otherwise), it being understood that all rights and remedies under the Security Documents shall be enforced and executed exclusively by the Collateral Agent pursuant to this Agreement. Without limiting any of the foregoing, each Secured Creditor irrevocably and unconditionally agrees that so long as any of the Obligations in respect of the Credit Documents and all Bank Related Debt Agreements have not been indefeasibly paid in full in cash without any refinancing thereof through the incurrence of indebtedness, in any case under the Bankruptcy Code with respect to any Obligor or any of their subsidiaries, all other Secured Creditors (other than the Bank Agent) (i) shall not contest any request by the Bank Agent or Collateral Agent for adequate protection or relief from the automatic stay and (ii) shall waive any rights (A) to seek relief from the automatic stay or to seek adequate protection, (B) to object to any claim by a trustee under Section 506(c) of the Bankruptcy Code to the extent that the Requisite Obligees have not objected to such claim, (C) to object to any election or failure to elect by the holders of Obligations under the Credit Documents under Section 1111(b) of the Bankruptcy Code or (D) to object to a borrowing or grant of security interest or an administrative claim by any Pledgor pursuant to Section 364 of the Bankruptcy Code.

        In the event of any dissolution, winding-up, liquidation or reorganization of any Obligor or any of their subsidiaries (whether in bankruptcy, insolvency, administration or receivership proceedings, voluntary or involuntary, or upon a general assignment for the benefit of creditors or any other marshaling of the assets of any Obligor or any of their subsidiaries or any other similar remedy or otherwise) tending towards liquidation of the business and assets of such Obligor or any of its subsidiaries, if any Second Priority Agent does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the Collateral Agent shall have the right (but not the obligation) to file and is hereby authorized and empowered, and irrevocably appointed as attorney-in-fact, to file an appropriate claim for and on behalf of the holders of such indebtedness. In addition, in connection with any plan proposed by the Bank Agent that is consistent with the terms of this Agreement, the Second Priority Agent agrees to vote its claim to approve such plan.

        Each Secured Creditor agrees that (i) it will provide notices (such notices to be provided in writing and contemporaneously with any notice provided to any Obligor) to each other Secured Creditor and the Collateral Agent with respect to the acceleration of its respective indebtedness; provided, however, that the failure to give any such notice to the other Secured Creditor shall not affect the effectiveness of any notice given to any Obligor or the validity of this Agreement or create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party; (ii) the Secured Creditors will not contest each other's security interest in and/or Liens granted for the benefit of any or all of the Secured Creditors in or on the Collateral or contest the validity of the documents governing their respective security interests and Liens or assert a claim inconsistent with the terms of this Agreement; and (iii) in a bankruptcy or insolvency proceeding, the Requisite Obligees may consent to the use of cash collateral in their sole discretion.

        Each Secured Creditor waives any and all rights to (i) require the Collateral Agent to marshal any property or assets of the Pledgors or to resort to any of the property or assets of the Pledgors in any particular order or manner and (ii) require the Collateral Agent to enforce any guaranty or any security interest or Lien to secure the payment of any or all Obligations as a condition precedent or concurrent to taking any action against or with respect to the Collateral.

        If any Collateral constitutes a "security", as defined under the U.S. Securities Act of 1933, as amended (the "Securities Act"), then the amount realizable with respect to any single such security upon any exercise of remedies by the holders of Second Priority Indebtedness shall be limited to the amount necessary such that the issuer of such security shall not be required to prepare separate audited financial statements under the applicable rules or regulations of the United States Securities and Exchange Commission; provided, however, that this sentence shall not limit the Obligations secured or amount realizable under First Priority Indebtedness.

        (h)   (i) In order to enable the Collateral Agent to hold German law accessory (akzessorisch) security interests and Spanish law security interests, in each case on behalf of the Secured Creditors, HAM undertakes, as a separate and independent obligation, solely for the purposes of creating, perfecting and enforcing those security interests, to pay to the Collateral Agent an amount equal to the aggregate of all amounts of principal and interest scheduled to be payable by HAM under all First Priority Indebtedness and Second Priority Indebtedness (the "Agent Claim"). The Collateral Agent will hold the Agent Claim in its own name and on its own behalf.

        (ii)   Any payments by HAM to the Collateral Agent pursuant to clause (i) above and distributed by the Collateral Agent to the Secured Creditors in accordance with this Agreement shall reduce (A) the total amount owed by HAM to each Secured Creditor under the First Priority Secured Indebtedness and Second Priority Indebtedness by the amount which the relevant Secured Creditor is entitled to receive out of this payment pursuant to this Agreement and, accordingly, (B) the total amount owed by HAM to all of the Secured Creditors under the First Priority Indebtedness and Second Priority Indebtedness.

        (iii)  HAM and each other Pledgor and each of the Secured Creditors agree that the Collateral Agent shall be the joint and several creditor (together with the relevant Secured Creditor) of each and every Obligation of any Obligor towards each of the Secured Creditors under the Financing Documents and that accordingly the Collateral Agent will have its own independent right to demand performance by HAM or such other Pledgor of those Obligations. Any discharge of any such Obligation to one of the Collateral Agent or any Secured Creditor shall, to the same extent, discharge the corresponding obligation owing to the other, and a Secured Creditor or the Collateral Agent shall not, by virtue of this clause (iii), be entitled to pursue HAM or such other Pledgor concurrently for the same Obligation.

Section 4.    Application of Proceeds.

        (a)   Any and all amounts actually received by the Collateral Agent in connection with the enforcement of the Security Documents, including the proceeds of any collection, sale or other disposition of the Collateral or any portion thereof (collectively, "Proceeds"), shall be applied promptly by the Collateral Agent, as follows:

          First, to the payment of the costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith and all amounts for which Collateral Agent is entitled to indemnification hereunder, and to the payment of all costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy hereunder;

          Second, to the payment of the Obligations in respect of First Priority Indebtedness (including any deposits into a collateral account for outstanding letters of credit under the Credit Agreement, provided that if such letters of credit expire without being fully drawn, then at that time, such excess amounts shall be applied as provided in this Section 4) for the ratable benefit of the holders thereof;

          Third, only after indefeasible payment in full of all Obligations in respect of First Priority Indebtedness and the First Priority Indebtedness Documents have terminated and the letters of credit under the Credit Agreement canceled (or been fully cash-collateralized in accordance with clause second above), to the payment of Obligations in respect of Second Priority Indebtedness for the ratable benefit of the holders thereof; and

          Fourth, after indefeasible payment in full of all Obligations in respect of First Priority Indebtedness and Second Priority Indebtedness, to the respective Pledgor of such Collateral, or its successors or assigns, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds.

        Until Proceeds are so applied, the Collateral Agent shall hold such Proceeds in its custody in accordance with its regular procedures for handling deposited funds.

        (b)   (i) Any Proceeds received by the Collateral Agent to be distributed under Section 4(a) to payment of the Obligations in respect of First Priority Indebtedness shall be applied so that each Secured Creditor with respect thereto that is then secured by the Collateral giving rise to such Proceeds shall receive payment of the same proportionate amount of all such Obligations and (ii) any Proceeds received by the Collateral Agent to be distributed under Section 4(a) to payment of the Obligations in respect of Second Priority Indebtedness shall be applied so that each Secured Creditor with respect thereto that is then secured by the Collateral giving rise to such Proceeds shall receive payment of the same proportionate amount of all such Obligations. For purposes of determining the proportionate amounts of all Obligations in respect of First Priority Indebtedness when Proceeds are to be distributed under this Section 4, the amount of the outstanding Obligations under the First Priority Indebtedness Documents, respectively, shall be deemed to be the principal (including the face amount of outstanding letters of credit) and interest then due and payable under the First Priority Indebtedness plus any other fees, indemnities and costs then due and payable under the First Priority Indebtedness Documents (it being agreed that the amount of the outstanding Bank Related Hedging Obligations and Bank Related Overdraft Obligations of any Bank Related Hedging Exchanger or Bank Related Overdraft Exchanger shall be deemed to be the amount of HAM's or any of its subsidiaries' obligations then due and payable (exclusive of expenses or similar liabilities but including any early termination payments then due) under the applicable Bank Related Hedging Agreements or Bank Related Overdraft Agreements). For purposes of determining the proportionate amounts of all Obligations in respect of Second Priority Indebtedness when Proceeds are to be distributed under this Section 4, the amount of the outstanding Obligations in respect of the Second Priority Indebtedness shall be deemed to be the principal and interest then due and payable under the Second Priority Indebtedness Documents, plus any other fees, indemnities and costs then due and payable under the Second Priority Indebtedness Documents.

        (c)   Payments by the Collateral Agent on account of Proceeds received by Collateral Agent in respect of the Obligations under the Credit Agreement shall be made to the Bank Agent for distribution by the Bank Agent to the Lenders and other Secured Creditors under the Credit Agreement in accordance with the Credit Agreement and as follows: (i) any payments in respect of Bank Related Hedging Obligations and Bank Related Overdraft Obligations shall be made as directed by the Bank Related Hedging Exchanger or Bank Related Overdraft Exchanger to which such Bank Related Hedging Obligations or Bank Related Overdraft Obligations are owed; and (ii) any payments in respect of loans or outstanding letters of credit shall be paid to the Bank Agent for the benefit of the Lenders and other Secured Creditors under the Credit Agreement. All payments on account of Proceeds received by the Collateral Agent in respect of all other Obligations in respect of First Priority Indebtedness shall be paid to the Additional First Priority Indebtedness Representative, as applicable, on behalf of the holders of such indebtedness. All other payments on account of Proceeds received by the Collateral Agent in respect of all Obligations in respect of Second Priority Indebtedness shall be paid to the Second Priority Agents, as applicable, on behalf of the holders of such indebtedness.

Section 5.    Certain Provisions Regarding Second Priority Indebtedness.

        (a)   This Section 5 shall apply to Second Priority Indebtedness in relation to First Priority Indebtedness at any time that Obligations under First Priority Indebtedness are outstanding.

        (b)   In the event any Proceeds of Collateral are received by any Second Priority Agent or any holder of Second Priority Indebtedness other than as expressly permitted by the terms of this Agreement, such Proceeds shall be received by such Person in trust for the benefit of the Bank Agent and the holders of First Priority Indebtedness and such Person shall promptly turn over such proceeds to the Collateral Agent (in the same form as received, with any necessary non-recourse endorsement), for application (in the case of cash) to, or as Collateral (in the case of non-cash property or securities)

for, the payment or prepayment of the First Priority Indebtedness remaining unpaid to the extent necessary to pay such First Priority Indebtedness in full in accordance with its terms. In the event any Second Priority Agent or any holder of Second Priority Indebtedness fails to provide any endorsement, as contemplated by the preceding sentences, the Collateral Agent, or any of its officers or employees, is hereby irrevocably authorized to make the same (which authorization, being coupled with an interest, is irrevocable).

        (c)   Each Second Priority Agent and each holder of Second Priority Indebtedness hereby waives all rights of subrogation to the claims of the First Priority Agents and holders of First Priority Indebtedness against HAM or any of its subsidiaries and waives all rights of recourse to any security for any First Priority Indebtedness, until such time as all First Priority Indebtedness shall have been indefeasibly paid in full in cash and the First Priority Indebtedness Documents and all commitments thereunder shall have terminated pursuant to the respective terms and provisions thereof; provided that if any payment to the Bank Agent or any holder of First Priority Indebtedness is rescinded as a result of a proceeding or otherwise, the subrogation of each Second Priority Agent and each holder of Second Priority Indebtedness as provided herein shall likewise be rescinded until all of the First Priority Indebtedness is indefeasibly paid in full in cash.

        (d)   No right of the Collateral Agent or the Bank Agent or any holder of First Priority Indebtedness to enforce the subordination of the Liens on Collateral securing all or any part of the Second Priority Indebtedness shall be impaired by any act or failure to act by HAM or any of its subsidiaries or by its failure to comply with this Agreement. Without limiting the generality of the foregoing, the rights of the Collateral Agent and the Bank Agent and holders of First Priority Indebtedness under this Agreement shall remain in full force and effect without regard to, and shall not be impaired by: (i) any act or failure to act of HAM or any of its subsidiaries, the Bank Agent or holder of First Priority Indebtedness, or any noncompliance by HAM or any of its subsidiaries or any Pledgor, the Bank Agent or any holder of First Priority Indebtedness with any agreement or obligation, regardless of any knowledge thereof which the Collateral Agent or the Bank Agent or any holder of First Priority Indebtedness may have or with which the Collateral Agent or the Bank Agent or any holder of First Priority Indebtedness may be charged, (ii) the validity or enforceability of any of the First Priority Indebtedness Documents or of the Lien created by the Security Documents or the avoidance of the First Priority Indebtedness or such Lien under the Bankruptcy Code or other applicable law (and all of the provisions of this Agreement shall be applied as though there were no such invalidity or avoidance), (iii) any extension or indulgence in respect of any payment or prepayment of the First Priority Indebtedness or any part thereof or in respect of any other amount payable to the Collateral Agent or the Bank Agent or any holder of First Priority Indebtedness, (iv) any amendment, modification or waiver of any of the terms of the First Priority Indebtedness Documents or the Second Priority Indebtedness Documents, (v) any exercise, delayed exercise or non-exercise by the Collateral Agent or the Bank Agent or any holder of First Priority Indebtedness of any right, power, privilege or remedy under or in respect of any First Priority Indebtedness, the Collateral or this Agreement, (vi) any other action of the Collateral Agent or the Bank Agent or any holder of First Priority Indebtedness permitted under the First Priority Indebtedness Documents or this Agreement or (vii) the absence of any notice to, or knowledge by, any Second Priority Agent or holder of Second Priority Indebtedness of the existence, creation or non-payment of all or any part of the First Priority Indebtedness, or the occurrence of any of the matters or events set forth in the foregoing clauses (i) through (vii), except as such notice shall be specifically required pursuant to the terms thereof.

        (e)   All of the First Priority Indebtedness shall be deemed to have been made or incurred in reliance upon this Agreement and each Second Priority Agent and each holder of Second Priority Indebtedness expressly waives (i) notice of acceptance by the Collateral Agent or the Bank Agent or any holder of First Priority Indebtedness of this Agreement, (ii) notice of the existence or creation or non-payment of all or any part of the First Priority Indebtedness, (iii) all diligence in collection or protection of or realization upon all or any part of the First Priority Indebtedness or any security therefor and any requirement that the Collateral Agent or the Bank Agent or holder of First Priority Indebtedness protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against HAM or any of its subsidiaries or any other Person or any such property, and (iv) promptness, diligence, notice of acceptance and any other notice with respect to any of the First Priority Indebtedness.

        (f)    Each Second Priority Agent and holder of Second Priority Indebtedness agrees and consents that the Bank Agent and each holder of First Priority Indebtedness may, at any time and from time to time, in their sole discretion, without the consent of or notice to any Second Priority Agent or the holders of Second Priority Indebtedness (except to the extent such notice is specifically required pursuant to the provisions of this Agreement), without incurring responsibility to any Second Priority Agent or holder of Second Priority Indebtedness, and without impairing or releasing the subordination provided for herein or the obligations of any Second Priority Agent or holder of Second Priority Indebtedness to the Bank Agent or holder of First Priority Indebtedness hereunder, amend, restate, supplement or otherwise modify the First Priority Indebtedness Documents in any way whatsoever, including, without limitation, the following: (i) shorten the final maturity of all or any part of the First Priority Indebtedness, (ii) modify the amortization of the principal amount of all or any part of the First Priority Indebtedness, (iii) increase the principal amount of the First Priority Indebtedness, or otherwise provide for additional advances, (iv) raise the standard or default per annum interest rates applicable to all or any part of the First Priority Indebtedness, (v) impose any additional fees or penalties upon HAM or any of its subsidiaries or increase the amount of or rate for any fees or penalties provided for in the First Priority Indebtedness Documents, (vi) retain or obtain a Lien on any property to secure any of the First Priority Indebtedness, (vii) enter into new First Priority Indebtedness Documents with HAM or any of its subsidiaries, (viii) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, all or any of the First Priority Indebtedness or otherwise amend, restate, supplement or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the First Priority Indebtedness or any of the First Priority Indebtedness Documents, (ix) retain or obtain the primary or secondary obligation of any other Person with respect to any of the First Priority Indebtedness, (x) release any Person liable in any manner under or in respect of First Priority Indebtedness or release or compromise any obligation of any nature of any Person with respect to any of the First Priority Indebtedness, (xi) sell, exchange, not perfect or otherwise deal with any property at any time pledged, assigned or mortgaged to secure or otherwise securing, all or any part of the First Priority Indebtedness, (xii) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any First Priority Indebtedness, or release, compromise, alter or exchange any obligations of any nature of any Person with respect to any such property, (xiii) amend, or grant any waiver or release with respect to, or consent to any departure from, any guaranty for all or any of the First Priority Indebtedness, (xiv) exercise or refrain from exercising any rights or remedies against and release from obligations of any type, HAM or any of its subsidiaries or any other Person, (xv) apply any sums from time to time received to the First Priority Indebtedness in such manner such as such Person shall determine and (xvi) otherwise manage and supervise the First Priority Indebtedness in accordance with such Person's usual practices, modified from time to time as such Person deems appropriate under the circumstances.

Section 6.    Information.

        In the event the Collateral Agent proceeds to foreclose upon, collect, sell or otherwise dispose of or take any other action with respect to the Collateral, or any portion thereof, or to enforce any Security Document, or proposes to take any other action pursuant to this Agreement or requests instructions from the Secured Creditors as provided herein, upon the request of the Collateral Agent, each of the following Secured Creditors agrees to provide promptly to the Collateral Agent the following information:

          (a)   The Bank Agent on behalf of the Lenders and agents under the Credit Agreement, by executing this Agreement, agrees to promptly from time to time notify the Collateral Agent of (i) the aggregate amount of principal of and interest on the Obligations and any fees or other amounts owing under the Credit Agreement and the amount of outstanding letters of credit under the Credit Agreement as at such date and the amount, if any, then due and payable under the Credit Agreement as the Collateral Agent may specify, (ii) the current commitment of each Lender under the Credit Agreement, and (iii) any payment received by the Bank Agent to be applied to the principal of or interest on the amounts due under the Credit Agreement or any fees or other amounts owing under the Credit Agreement. The Bank Agent shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

          (b)   Each Bank Related Hedging Exchanger party to a Bank Related Hedging Agreement benefited by this Agreement, by signing an acknowledgment to this Agreement, agrees to promptly from time to time notify the Collateral Agent of (i) the notional amount under such Bank Related Hedging Agreement and the amount payable by HAM or any of its subsidiaries upon early termination of such Bank Related Hedging Agreement at the date of termination as fixed by such Bank Related Hedging Agreement and (ii) any payment received by such Bank Related Hedging Exchanger to be applied to amounts due upon early termination of such Bank Related Hedging Agreement. Such Bank Related Hedging Exchanger shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

          (c)   Each Bank Related Overdraft Exchanger party to a Bank Related Overdraft Agreement benefited by this Agreement, by signing an acknowledgment to this Agreement, agrees to promptly from time to time notify the Collateral Agent of (i) the notional amount under such Bank Related Overdraft Agreement and the amount payable by HAM or any of its subsidiaries upon early termination of such Bank Related Overdraft Agreement at the date of termination as fixed by such Bank Related Overdraft Agreement and (ii) any payment received by such Bank Related Overdraft Exchanger to be applied to amounts due upon early termination of such Bank Related Overdraft Agreement. Such Bank Related Overdraft Exchanger shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

          (d)   Upon written request from the Collateral Agent, the Second Priority Notes Trustee, by executing this Agreement, agrees to promptly notify the Collateral Agent of (i) the aggregate amount of principal and interest outstanding and other amounts owing with respect to the Second Priority Notes and any Additional Second Priority Notes under the Second Priority Notes Documents and the amount, if any, then due and payable under such Second Priority Notes and Additional Second Priority Notes and Second Priority Notes Documents, as at such date as the Collateral Agent may specify and (ii) any payment received by such Second Priority Notes Trustee to be applied to the principal of or interest on the amounts due with respect to the Second Priority Notes and any Additional Second Priority Notes and the Second Priority Notes Documents. The Second Priority Notes Trustee shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

          (e)   Each Additional First Priority Indebtedness Representative with respect to the Additional First Priority Indebtedness benefited by this Agreement, by signing an acknowledgment to this Agreement, agrees to promptly from time to time notify the Collateral Agent of (i) the aggregate amount of principal and interest outstanding and other amounts owing under the applicable Additional First Priority Indebtedness Documents and the amount, if any, then due and payable under such Additional First Priority Indebtedness, as at such date as the Collateral Agent may specify and (ii) any payment received by such Additional First Priority Indebtedness Representative to be applied to the principal of or interest on the amounts due with respect to such Additional First Priority Indebtedness and such Additional First Priority Indebtedness Documents. The Additional First Priority Indebtedness Representative shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

          (f)    Each Additional Second Priority Indebtedness Representative with respect to Additional Second Priority Indebtedness benefited by this Agreement, by signing an acknowledgment to this Agreement, agrees to promptly from time to time notify the Collateral Agent of (i) the aggregate amount of principal and interest outstanding and other amounts owing under the applicable Additional Second Priority Indebtedness Documents and the amount, if any, then due and payable under such Additional Second Priority Indebtedness Documents, as at such date as the Collateral Agent may specify and (ii) any payment received by such Additional Second Priority Indebtedness Representative to be applied to the principal of or interest on the amounts due with respect to such Additional Second Priority Indebtedness and such Additional Second Priority Indebtedness Documents. The Additional Second Priority Indebtedness Representative shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

Section 7.    Bank Related Hedging Agreements; Bank Related Overdraft Agreements; Additional First Priority Indebtedness Documents; Additional Second Priority Indebtedness Documents.

        (a)   Each Bank Related Hedging Exchanger and Bank Related Overdraft Exchanger may cause Bank Related Hedging Obligations and Bank Related Overdraft Obligations to be secured by the Security Documents by executing an acknowledgment in the form contained on the signature pages hereof, and by delivering such executed acknowledgment to the Collateral Agent, by which such Bank Related Hedging Exchanger or Bank Related Overdraft Exchanger agrees to be bound by the terms of this Agreement.

        (b)   Each Additional First Priority Indebtedness Representative, on behalf of itself and all holders of such Additional First Priority Indebtedness, may cause such Additional First Priority Indebtedness to be secured by the Security Documents by causing their Additional First Priority Indebtedness Representative to execute an acknowledgment in the form contained on the signature pages hereof, and by delivering such executed acknowledgment to the Collateral Agent, by which such Additional First Priority Indebtedness Representative agrees, on behalf of itself and all holders of such Additional First Priority Indebtedness, to be bound by the terms of this Agreement.

        (c)   Each Additional Second Priority Indebtedness Representative, on behalf of itself and all holders of such Additional Second Priority Indebtedness, may cause such Additional Second Priority Indebtedness to be secured by the Security Documents by causing their Additional Second Priority Indebtedness Representative to execute an acknowledgment in the form contained on the signature pages hereof and by delivering such executed acknowledgment to the Collateral Agent, by which such Additional Second Priority Indebtedness Representative agrees, on behalf of itself and all holders of such Additional Second Priority Indebtedness, to be bound by the terms of this Agreement.

Section 8.    Disclaimers, Indemnity, Etc.

        (a)   By becoming a party to this Agreement, each Secured Creditor acknowledges that the Collateral Agent shall not be the trustee of any Secured Creditor. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, the Security Documents, and the Collateral Agent shall not by reason of this Agreement or the Security Documents be a trustee for any Secured Creditor or have any other fiduciary obligation to any Secured Creditor (including any obligation under the Trust Indenture Act of 1939, as amended). The Collateral Agent shall not be responsible to any Secured Creditor for any recitals, statements, representations or warranties contained in this Agreement or any Financing Document or in any certificate or other document referred to or provided for in, or received by any of them under, any of the Financing Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Financing Documents or any other document referred to or provided for therein or any Lien under the Security Documents or the perfection or priority of any such Lien or for any failure by any other party to perform any of its respective obligations under any of the Financing Documents. The Collateral Agent may employ agents and sub-collateral agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for actions that are finally judicially determined to have resulted from its or their own gross negligence or willful misconduct.

        (b)   The Collateral Agent shall be entitled to request and rely upon any certification, notice or other communication (including any thereof by telex, telecopy, telegram or cable) believed by it (acting reasonably) to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Obligors or any of their subsidiaries), independent accountants and other experts selected by the Collateral Agent and shall in all cases be fully protected in acting or refraining from so acting upon. Without limiting any rights of the Collateral Agent hereunder, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Requisite Obligees, and such instructions of Requisite Obligees, and any action taken or failure to act pursuant thereto, shall be binding on all of the Secured Creditors.

        (c)   Each of HAM and each Pledgor (collectively, the "Indemnifying Parties") agrees, jointly and severally, to indemnify the Collateral Agent for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of any of this Agreement, the Security Documents, the Financing Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms of any thereof; provided, however, that no such Indemnifying Party shall be liable for any of the foregoing to the extent they are finally judicially determined to have resulted from the gross negligence or willful misconduct of the Collateral Agent.

        (d)   Except for action expressly required of the Collateral Agent hereunder, the Collateral Agent shall, notwithstanding anything to the contrary in Section 8(c) hereof, in all cases be fully justified in failing or refusing to act hereunder or under the Security Documents unless it shall be further indemnified to its satisfaction by the Secured Creditors (or the lenders or holders represented thereby) against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

        (e)   Except as expressly provided herein and in the Security Documents, the Collateral Agent shall have no duty to take any affirmative steps with respect to the collection of amounts payable in respect of the Collateral. The Collateral Agent shall incur no liability to any Secured Creditor as a result of any sale of any Collateral at any private sale.

        (f)    (i) The Collateral Agent may resign at any time by giving at least 5 days' notice thereof to the Secured Creditors (such resignation to take effect as hereinafter provided) and the Collateral Agent may be removed as Collateral Agent at any time by Requisite Obligees. In the event of such resignation or removal of the Collateral Agent, Requisite Obligees shall thereupon have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by Requisite Obligees and shall have accepted such appointment within 30 days after the notice of the intent of the Collateral Agent to resign, then the retiring Collateral Agent may, on behalf of the other Secured Creditors, appoint a successor Collateral Agent. Any successor Collateral Agent appointed pursuant to this clause (f)(i) shall be a commercial bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $500,000,000.

        (ii)   Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent, and the retiring or removed Collateral Agent shall thereupon be discharged from its duties and obligations hereunder and under the Security Documents. After any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Section 8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

        (iii)  In no event shall the Collateral Agent or any Secured Creditor be liable or responsible for any funds or investments of funds held by any Pledgor or any affiliates thereof.

        (g)   Each of the Secured Creditors understands and acknowledges that the Collateral Agent and its Affiliates may also hold indebtedness of HAM or any of its subsidiaries and affiliates, be an agent under any of the Financing Documents and act in other financial advisory or underwriting capacities on behalf of HAM or any of its subsidiaries and affiliates, and waives any actual or potential conflict of interest resulting therefrom.

Section 9.    Miscellaneous.

        (a)   All notices and other communications provided for herein shall be in writing and may be personally served, telecopied, e-mailed or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or e-mail or seven Business Days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 9(a)) shall be as set forth under each party's name on the signature pages (including acknowledgments) hereof.

        (b)   This Agreement may be modified or waived only by an instrument or instruments in writing signed by the Collateral Agent with the written consent of Requisite Obligees, except that any modification or waiver (i) adversely affecting a Secured Creditor's rights under Section 3(f)(i) or Section 4 hereof or (ii) that by its terms has a disproportionate (i.e., not ratable) adverse effect on any Secured Creditor (or opposed to all Secured Creditors) shall, in each case, require the written consent of the agent or representative representing such Secured Creditor; provided, however, that, notwithstanding the foregoing, the written consent of the Secured Creditors shall not be required with respect to amendments, modifications or waivers necessary to permit the incurrence of additional indebtedness secured by the Collateral and entitled to the benefits of the Security Documents insofar as the foregoing is not prohibited by the Financing Documents benefiting such Secured Creditor, including for the purposes of providing any successor or replacement credit agreement or bank facility to the Credit Agreement and for the administrative agent of such successor or replacement credit agreement or bank facility becoming a party to this Agreement, as Bank Agent, and including without limitation any amendments, modifications or waivers for the purpose of adding appropriate references to additional parties in, and according such parties the benefits of, any of the provisions hereof in connection with the incurrence of such indebtedness; provided, further, that any modification or waiver to this Agreement that directly and adversely affects HAM or any of its subsidiaries shall require the written consent of HAM.

        (c)   This Agreement shall be binding upon and inure to the benefit of the Collateral Agent, each Secured Creditor and their respective successors and assigns.

        (d)   This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

        (e)   This Agreement shall become effective as to the Bank Agent and the Second Priority Notes Trustee listed on the signature pages hereof and the Collateral Agent upon the execution of this Agreement by each of the Bank Agent and the Second Priority Notes Trustee and the Collateral Agent and the delivery of each such Person's counterparts to the Collateral Agent.

        (f)    If any Secured Creditor shall enforce its rights or remedies in violation of the terms of this Agreement, HAM and its subsidiaries agree that they shall not raise such violation as a defense to the enforcement by any other Secured Creditor under the Financing Documents.

        (g)   Each of the parties hereto authorizes the Collateral Agent to execute and file on its behalf all such further documents and instruments, and authorizes the Collateral Agent to perform such other acts, as may be reasonably necessary or advisable to effectuate the purposes of this Agreement.

        (h)   If any provision of this Agreement shall be inconsistent with, or contrary to, any provisions in any Financing Document or any other instrument delivered in connection with the transactions contemplated thereby, the applicable provision in this Agreement shall be controlling and shall supersede such inconsistent provision to the extent necessary to give full effect to all provisions contained in this Agreement. Each Secured Creditor acknowledges and agrees that the terms and provisions of this Agreement do not violate any term or provisions of its respective Financing Document.

        (i)    Each of the Secured Creditors (other than the Bank Agent and Lenders with regard to the Credit Documents and any Bank Related Hedging Exchanger and any Bank Related Overdraft Exchanger) shall use its best efforts to notify the other of any amendment, modification or waiver to any of its Financing Documents, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. Each of the Secured Creditors (other than the Bank Agent and Lenders with regard to the Credit Documents and any Bank Related Hedging Exchanger and any Bank Related Overdraft Exchanger) shall, upon request of the other or others, provide copies of all such modifications, amendments and waivers and copies of all other documentation relevant to the Collateral.

        (j)    Each of the parties represents and warrants to all other parties hereto that the execution, delivery and performance by or on behalf of such party to this Agreement has been duly authorized by all necessary action, corporate or otherwise, does not violate any provision of law, governmental regulation, or any agreement or instrument by which such party is bound, and requires no governmental or other consent that has not been obtained and is not in full force and effect.

        (k)   HAM and the Pledgors shall pay to the Collateral Agent upon demand the amount of any and all reasonable expenses of the Secured Creditors and the Collateral Agent, including, without limitation, the reasonable fees and expenses of counsel for the Secured Creditors and Collateral Agent incurred from time to time in connection with the exercise or enforcement of any of their respective rights, interests or remedies under and pursuant to the Security Documents and this Agreement, and for the avoidance of doubt, in each case including such rights, interests and remedies under and pursuant to this Agreement. All such amounts shall constitute part of the Obligations under such Security Documents.

        (l)    The Collateral Agent may demand specific performance of this Agreement. Each of the Secured Creditors hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Collateral Agent.

        (m)  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(m).

        (n)   Anything contained in this Agreement to the contrary notwithstanding, each Secured Creditor shall no longer be a party from and after such time as all of the Obligations owing to such Secured Creditor and secured by any of the Security Documents, or the instruments representing the same, shall have ceased to be outstanding by virtue of the indefeasible payment in full in cash thereof or the cancellation thereof or delivery for cancellation thereof in accordance with their terms.

        (o)   Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that a party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

        (p)   Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court referred to in paragraph (o) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

        (q)   Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9(a) and each non-U.S. Person party to this Agreement appoints HAM as its U.S. process agent for all purposes hereunder. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Second Priority Notes Trustee
By:	/s/ JANE SCHWEIGER Title: Vice President
Notice Address:
Wells Fargo Bank Minnesota, National Association Corporate Trust Services Sixth Street & Marquette Avenue Minneapolis, MN 55479 Attn: Jane Schweiger Telephone: 612-667-2344 Facsimile: 612-667-9825
DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent
By:	/s/ MARCO ORLANDO Title: Director
By:	/s/ EVERARDUS J. ROZING Title: Assistant Vice President
Notice Address: 31 West 52nd Street New York, New York 10019 Attn: Mary Kay Coyle Telephone: 646-324-2196

DEUTSCHE BANK AG, NEW YORK BRANCH, as Collateral Agent
By:	/s/ MARCO ORLANDO Title: Director
By:	/s/ EVERARDUS J. ROZING Title: Assistant Vice President
Notice Address: 31 West 52nd Street New York, New York 10019 Attn: Mary Kay Coyle Telephone: 646-324-2196
HUNTSMAN ADVANCED MATERIALS LLC
By:	/s/ SAM SCRUGGS Name: Sam Scruggs Title: Executive Vice President
Notice Address: 500 Huntsman Way Salt Lake City, UT 84108 Attn: Todd Zagorec Telephone: 801-584-5700
VANTICO GROUP S.A.
By:	/s/ JOHN R. HESKETT Name: John R. Heskett Title: Authorized Person
VANTICO INTERNATIONAL S.A.
By:	/s/ JOHN R. HESKETT Name: John R. Heskett Title: Authorized Person

VANTICO INC.
By:	/s/ ROBERT ROTOLLO Name: Robert Rotollo Title: President
VANTICO AG
By:	/s/ ACHIM ROLOFF Name: Title:
VANTICO HOLDING LIMITED
By:	/s/ PAUL HULME Name: Paul Hulme Title: Vice President
VANTICO LIMITED
By:	/s/ PAUL HULME Name: Paul Hulme Title: Vice President
VANTICO BETEILIGUNGS GMBH
By:	/s/ WILHELM KNOBLOCH Name: Dr. Wilhelm Knobloch Title: Managing Director
VANTICO VERWALTUNGS GMBH
By:	/s/ WILHELM KNOBLOCH Name: Dr. Wilhelm Knobloch Title: Managing Director
By:	/s/ KLAUDIA HEYDEN Name: Klaudia Heyden Title: Special Proxy

VANTICO DEUTSCHLAND GMBH & CO. KG
By:	/s/ WILHELM KNOBLOCH Name: Dr. Wilhelm Knobloch Title: Managing Director of Vantico Verwaltungs GmbH (and therefore also indirectly of Vantico Deutschland GmbH & Co. KG)
By:	/s/ KLAUDIA HEYDEN Name: Klaudia Heyden Title: Special Proxy of Vantico Verwaltungs GmbH (and therefore also indirectly of Vantico Deutschland GmbH & Co. KG)
VANTICO GMBH & CO. KG
By:	/s/ WILHELM KNOBLOCH Name: Dr. Wilhelm Knobloch Title: Managing Director of Vantico Verwaltungs GmbH (and therefore also indirectly of Vantico GmbH & Co. KG)
By:	/s/ KLAUDIA HEYDEN Name: Klaudia Heyden Title: Special Proxy of Vantico Verwaltungs GmbH (and therefore also indirectly of Vantico GmbH & Co. KG)
VANTICO A&T US INC.
By:	/s/ ROBERT ROTOLLO Name: Robert Rotollo Title: Vice President
VANTICO ESPANA, S.L.
By:	/s/ ALBERT VILANOVA ANDREU Name: Albert Vilanova Andreu Title: Sole Director

HUNTSMAN ADVANCED MATERIALS (BELGIUM) BVBA
By:	/s/ ALBERT VILANOVA ANDREU Name: Lode de Maesschalck Title: Manager—Attorney

        The undersigned, by its execution of this Agreement on [                        ] in the space provided below, HEREBY ACKNOWLEDGES AND AGREES to be bound, as a Bank Related Hedging Exchanger, by the foregoing provisions of this Agreement, as of [            ] as if it were an original party hereto. In addition, a copy of the applicable Hedging Agreement as of [                        ] is attached to this signature page.

[BANK RELATED HEDGING EXCHANGER]
By:
Title:
Notice Address:

        The undersigned, by its execution of this Agreement on [                        ] in the space provided below, HEREBY ACKNOWLEDGES AND AGREES to be bound, as a Bank Related Overdraft Exchanger, by the foregoing provisions of this Agreement, as of [            ] as if it were an original party hereto. In addition, a copy of the applicable Bank Related Overdraft Agreement as of [            ] is attached to this signature page.

[BANK RELATED OVERDRAFT EXCHANGER]
By:
Title:
Notice Address:

        The undersigned, by its execution of this Agreement on [                        ] in the space provided below, HEREBY ACKNOWLEDGES AND AGREES to be bound, as an Additional First Priority Representative, by the foregoing provisions of this Agreement as of [            ] as if it were an original party hereto. In addition, an executed copy of the Additional First Priority Indebtedness Documents as of [            ] is attached to this signature page.

[ADDITIONAL FIRST PRIORITY REPRESENTATIVE]
By:
Title:
Notice Address:

        The undersigned, by its execution of this Agreement on [                        ] in the space provided below, HEREBY ACKNOWLEDGES AND AGREES to be bound, as an Additional Second Priority Representative, by the foregoing provisions of this Agreement as of [            ] as if it were an original party hereto. In addition, an executed copy of the Additional Second Priority Indebtedness Documents as of [            ] is attached to this signature page.

[ADDITIONAL SECOND PRIORITY REPRESENTATIVE]
By:
Title:
Notice Address:

Schedule 1

Pledgors

Vantico Group S.A. (Luxembourg)
Vantico International S.A. (Luxembourg)
Vantico Inc. (Delaware)
Vantico AG (Switzerland)
Vantico Holding Limited (UK)
Vantico Limited (UK)
Vantico Beteiligungs GmbH (Germany)
Vantico Verwaltungs GmbH (Germany)
Vantico Deutschland GmbH & Co. KG (Germany)
Vantico GmbH & Co. KG (Germany)
Vantico A&T US Inc. (Delaware)
Vantico Pty Limited (Australia)
Vantico Espana SL (Spain)
Huntsman Advanced Materials (Belgium) BVBA (Belgium)

Schedule 2

Security Documents

United States

        U.S. Security Agreement by and among Huntsman Advanced Materials LLC and the domestic subsidiaries party thereto, as Grantors, and Deutsche Bank AG, New York Branch, as Collateral Agent

        U.S. Pledge Agreement by and among Huntsman Advanced Materials LLC and the domestic subsidiaries party thereto, as Pledgors, and Deutsche Bank AG, New York Branch, as Collateral Agent

        U.S. Guarantee Agreement by and among Vantico Inc. and Vantico A&T US, Inc., as Guarantors, and Deutsche Bank AG, New York Branch, as Administrative Agent

Australia

        Guarantee by and between Vantico Pty Limited and Deutsche Bank AG, New York Branch, as Administrative Agent

        Equitable Mortgage of Shares by and between Huntsman Advanced Materials (Belgium) BVBA and Deutsche Bank AG, New York Branch, as Collateral Agent

Austria

        Share Pledge Agreement by and between Huntsman Advanced Materials (Belgium) BVBA and Deutsche Bank AG, New York Branch, as Collateral Agent

Belgium

        Guarantee by and between Huntsman Advanced Materials (Belgium) BVBA and Deutsche Bank AG, New York Branch, as Administrative Agent

        Share Pledge Agreement by and between Huntsman Advanced Materials (Belgium) BVBA, Minorco LLC and Deutsche Bank AG, New York Branch, as Collateral Agent

        Share Pledge Agreement by and between Huntsman Advanced Materials LLC and Deutsche Bank AG, New York Branch, as Collateral Agent

France

        Pledge Agreement by and between Huntsman Advanced Materials (Belgium) BVBA and Deutsche Bank AG, New York Branch, as Collateral Agent

Germany

        Guarantee Agreement by and between Vantico Beteiligungs GmbH and Deutsche Bank AG, New York Branch, as Administrative Agent

        Guarantee Agreement by and between Vantico Deutschland GmbH & Co. KG and Deutsche Bank AG, New York Branch, as Administrative Agent

        Guarantee Agreement by and between Vantico GmbH & Co. KG and Deutsche Bank AG, New York Branch, as Administrative Agent

        Guarantee Agreement by and between Vantico Verwaltungs GmbH and Deutsche Bank AG, New York Branch, as Administrative Agent

        Account Pledge Agreement by and between Vantico International S.A. and Deutsche Bank AG, New York Branch, as Collateral Agent

        Share Pledge Agreement between Hunstman Advanced Materials (Belgium) BVBA and Deutsche Bank AG, New York Branch, as Collateral Agent relating to the shares in Vantico Beteiligungs-GmbH

        Share Pledge Agreement between Vantico Beteiligungs-GmbH and Deutsche Bank AG, New York Branch, as Collateral Agent relating to the shares in Vantico Verwaltungs GmbH

        Interest Pledge Agreement among Vantico Beteiligungs-GmbH, Vantico Verwaltungs GmbH and Deutsche Bank AG, New York Branch, as Collateral Agent, relating to the partnership interests in Vantico Deutschland GmbH & Co. KG

        Security Transfer Agreement between Vantico GmbH & Co. KG and Deutsche Bank AG, New York Branch, as Collateral Agent

        Global Assignment Agreement between Vantico GmbH & Co. KG and Deutsche Bank AG, New York Branch, as Collateral Agent

        Security Purpose Agreement by and between Vantico GmbH & Co. KG and Deutsche Bank AG, New York Branch, as Collateral Agent

Luxembourg

        Guarantee by and between Vantico Group S.A. and Deutsche Bank AG, New York Branch, as Administrative Agent

        Guarantee by and between Vantico International S.A. and Deutsche Bank AG, New York Branch, as Administrative Agent

        Share Pledge Agreement between Huntsman Advanced Materials LLC and Deutsche Bank AG, New York Branch, as Collateral Agent, relating to the shares of Vantico Group S.A.

        Share Pledge Agreement between Huntsman Advanced Materials LLC and Deutsche Bank AG, New York Branch, as Collateral Agent, relating to the shares of Vantico International S.A.

Spain

        Guarantee by and between Vantico Espana, S.L. and Deutsche Bank AG, New York Branch, as Administrative Agent

        Deed of Participations over Pledge by and between Huntsman Advanced Materials (Belgium) BVBA and Deutsche Bank AG, New York Branch, as Collateral Agent

Switzerland

        Guarantee by and between Vantico AG and Deutsche Bank AG, New York Branch, as Administrative Agent

        Security Agreement by and between Vantico AG and Deutsche Bank AG, New York Branch, as Collateral Agent

        Pledge Agreement by and between Vantico AG and Deutsche Bank AG, New York Branch, as Collateral Agent, regarding a pledge of trademarks

        Pledge Agreement by and between Vantico International S.A. and Deutsche Bank AG, New York Branch, as Collateral Agent, regarding a pledge of shares of Vantico AG

United Kingdom

        Guarantee and Debenture by Vantico Holding Limited in favor of Deutsche Bank AG, New York Branch, as Security Trustee

        Guarantee and Debenture by Vantico Limited in favor of Deutsche Bank AG, New York Branch, as Security Trustee

2

        Share Charge by and between Hunstman Advanced Materials (Belgium) BVBA and Deutsche Bank AG, New York Branch, as Security Trustee and Collateral Agent

        Security Trust Deed by and among Vantico Limited, Vantico Holding Limited, Hunstman Advanced Materials (Belgium) BVBA and Deutsche Bank AG, New York Branch, as Security Trustee and Collateral Agent

3

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